Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Skis Rossignol S.A.
We consent to the incorporation by reference in the following Registration Statements of Quiksilver, Inc.:

Registration
Form Number	Statement Number	Description
Form S-8	33-58657	Stock Option Plan
Form S-8	333-04169	1996 Stock Option Plan, Quiksilver Team 1995 Stock Option Plan, 1995 Nonemployee Directors’ Stock Option Plan
Form S-8	333-56593	1996 Stock Option Plan, 1998 Nonemployee Directors’ Stock Option Plan, 1997 Mervin Stock Option Plan
Form S-8	333-40328	2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan, Quiksilver/Hawk Designs, Inc. Stock Option Plan
Form S-8	333-64106	2000 Stock Incentive Plan, as amended
Form S-8	333-65724	Quiksilver International Stock Option Plan, Fidra Stock Option Plan
Form S-8	333-85204	2000 Stock Incentive Plan, as amended
Form S-8	333-104462	2000 Stock Incentive Plan, as amended
Form S-8	333-114845	2000 Stock Incentive Plan, as amended
Form S-8	333-123858	2000 Stock Incentive Plan, as amended
of our report dated July 5, 2005, with respect to the consolidated balance sheets of Skis Rossignol S.A. as of March 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2005, which report appears in this Current Report on Form 8-K/A of Quiksilver, Inc.
KPMG Audit
A division of KPMG S.A.
/s/ Alain Feuillet
Lyon, France
September 7, 2005